SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 18, 2013

THE FIRST BANCSHARES, INC.
----------------------------------------------
(Exact name of registrant as specified in its charter)

MISSISSIPPI	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

6480 US Highway 98 West Hattiesburg, Mississippi		39402
(Address of principal executive offices		(Zip Code)

Registrant's telephone number, including area code: (601) 268-8998

Not applicable
--------------
(Registrant's former address of principal executive offices)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03. Amendment to Articles of Incorporation and Bylaws.

On March 18, 2013, the board of directors of The First Bancshares, Inc. (the “Company”) approved an amendment to the Company’s Articles of Incorporation establishing and designating a new series of the Company’s preferred stock, Series D Non-Voting Convertible Preferred Stock, $1.00 par value per share (“Series D Non-Voting Convertible Preferred Stock”). The Articles of Amendment authorized up to 1,952,220 shares of the Series D Non-Voting Convertible Preferred Stock with a liquidation value of $10.25 per share. Each share of the Series D Non-Voting Convertible Preferred Stock is convertible upon shareholder approval into one (1) share of the Company’s common stock. The Certificate of Designation for the Series D Non-Voting Convertible Preferred Stock was filed with the Mississippi Secretary of State on March 20, 2013 and is included herewith as Exhibit 3.1.  A complete copy of the Company's Restated Articles of Incorporation is included herewith as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 3.1 Exhibit 3.2
Articles of Amendment and Certificate of Designation, Preferences and Rights of Series D Nonvoting Convertible Preferred Stock dated as of March 18, 2013.
Restated Articles of Incorporation dated as of March 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2013

THE FIRST BANCSHARES, INC.

By: /s/ Donna T. Lowery
Name: Donna T. Lowery
Title: Chief Financial Officer